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                                                                 EXHIBIT 10.06.2
                                   FIRST AMENDMENT
                                        TO THE
                                 EMPLOYMENT AGREEMENT

    WHEREAS, in connection with the Agreement and Plan of Merger between Falcon Building Products, Inc. and FBP Acquisition Corp., Inc., Falcon Building Products, Inc. and William K. Hall (collectively, the "Parties") have previously executed an employment agreement (the "Employment Agreement"); and

    WHEREAS, the Parties now desire to amend the Employment Agreement;

    NOW, THEREFORE, the Parties agree that the Employment Agreement is hereby amended by adding the following Section 12 immediately following Section 11 of the Employment Agreement:

         "12. NONCOMPETITION. During the period the Employee is employed hereunder and during any period thereafter during which the Employee is receiving payments or other benefits pursuant to Section 5 hereof, the Employee will not, in association with or as an officer, principal, member, advisor, agent, partner, director, stockholder, employee or consultant of any corporation (or sub-unit, in the case of a diversified business) or other enterprise, entity or association, engage or otherwise participate in any business which shall compete with any business conducted by the Company or any of its subsidiaries or work on the acquisition or development of any individual line of business, property or project in which the Company or any of its subsidiaries is then involved or has a written plan to enter which plan was adopted prior to the expiration of the Employee's termination of employment, and will not solicit or induce any person who is or was employed by the Company or any of its subsidiaries at any time during such term or period to interfere with the activities or businesses of any such company or to discontinue his or her employment with such company, or employ any such person in a business or enterprise which competes with any such company.

         The Employee understands that the provisions of this Section 12 may limit his ability to earn a livelihood in a business similar to the business of the Company but as an executive officer of the Company he nevertheless agrees and hereby acknowledges that (i) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company; (ii) such provisions contain reasonable limitations as to time and scope of activity to be restrained; and (iii) the consideration provided hereunder is sufficient to compensate the Employee for the restrictions contained in Section 12 hereof. In consideration of the foregoing, the Employee agrees that he will not assert that, and it should not be considered that, any provisions of Section 12 otherwise are void, voidable or unenforceable or should be voided or held unenforceable."

    IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed this 17th day of June, 1997.


William K. Hall                             Falcon Building Products, Inc.

/s/ William K. Hall                         By:  /s/ Gus J. Athas
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                                            Its: Executive Vice-President
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